UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 30, 2013

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX 75662
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (903) 983-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 3, 2013, Martin Midstream Partners L.P. (the “Partnership”) announced that Martin Resource Management Corporation (“MRMC”), the indirect owner of the general partner interest in the Partnership, closed on August 30, 2013 the previously announced sale of 49% of the voting interest (50% of the economic interest) in MMGP Holdings LLC, the sole member (the “Sole Member”) of Martin Midstream GP LLC, the general partner (the “General Partner”) of the Partnership, to certain affiliated funds managed by Alinda Capital Partners (the “Alinda Parties”). A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02. Election of Directors.

In connection with the closing of the transaction, two new directors were elected to the board of directors of the General Partner (the “Board of Directors”) by the Alinda Parties, Alexander W.F. Black and Sean P. Dolan.

Alexander W.F. Black is a partner at Alinda, which he joined in 2008. Prior to joining Alinda, he was a senior director of Kroll Zolfo Cooper, LLC, a consulting firm based in New York. He has been CEO, CFO or head of operations at several businesses in the United States and United Kingdom. Prior to that, he was an audit supervisor at Touche Ross & Co. He is a Chartered Engineer, Chartered Insolvency and Restructuring Advisor, and a Chartered Accountant. He has a BSc (Hons) degree from Exeter University, United Kingdom. Mr. Black was selected to serve as a director on the Board due to his affiliation with Alinda, his knowledge of the energy industry and his financial, business and operational expertise.

Sean P. Dolan is a Managing Director of Alinda, which he joined in 2009. Prior to joining Alinda, Mr. Dolan spent over 12 years with Citigroup Global Markets in investment banking primarily focused on the energy sector. Mr. Dolan received a bachelor's degree from Georgetown University. Mr. Dolan was selected to serve as a director on the Board due to his affiliation with Alinda, his knowledge of the energy industry and his financial and business expertise.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

In connection with the closing of the transaction, the Sole Member entered into the Amended and Restated Limited Liability Company Agreement of the General Partner (the “Amended and Restated Company Agreement”) to provide for, among other items, the election of directors of the Board of Directors and the management of the Partnership by MRMC and the Alinda Parties.

For a period of one year following the execution and delivery of the Amended and Restated Company Agreement, the Alinda Parties will have the right to appoint two members to the Board of Directors, neither of whom shall be required to be independent in accordance with SEC and NASDAQ requirements (an “Independent Director”), provided, however, that if the Alinda Parties do appoint at least one Independent Director, one of such Independent Directors shall be entitled to serve on the Conflicts Committee of the Board of Directors (the “Conflicts Committee”). After the initial one-year period, the Alinda Parties will have the right to appoint one additional member, totaling three appointees, to the Board of Directors, one of whom shall be an Independent Director and one of such Independent Director(s) shall be appointed to the Conflicts Committee.

At closing and all times thereafter, the Board of Directors will consist of seven members, at least three of which are required to be Independent Directors. MRMC will retain the right to appoint five members to the Board of Directors for the initial one-year period and four members after the initial one-year period.

The business of the General Partner shall be managed by the Board of Directors. Except as otherwise approved by the Sole Member pursuant to an annual business plan of the Partnership and its subsidiaries, the approval of the Sole Member shall be required, among other things to:

(i) amend the governing documents of the General Partner;

(ii) transfer or sell any equity interests or incentive distribution rights in the Partnership held by the General Partner;

(iii) transfer or sell any equity interests held by the General Partner, or transfer or sell any equity interests held by the Partnership or any of its subsidiaries with a value of more than $20 million in any year;

(iv) authorize, issue, redeem or take other specified actions with respect to the Sole Member's equity interest in the General Partner or require the Sole Member to make any capital contribution, except as required for the General Partner to maintain its 2% general partner interest in the Partnership;

(v) other than under the existing credit agreement, incur indebtedness by the General Partner, or incur indebtedness by the Partnership or any of its subsidiaries in excess of $20 million in any year;

(vi) liquidate, dissolve or commence any bankruptcy proceeding with respect to the General Partner, the Partnership or any of its subsidiaries;

(vii) dispose of all or part of the assets or equity interests in the General Partner, or dispose of all or part of the assets or equity interests in the Partnership or any of its subsidiaries in excess of $20 million in any year;

(viii) approve capital expenditures by the General Partner, or approve capital expenditures by the Partnership or any of its subsidiaries in excess of $10 million per project or $40 million per year;

(ix) settle certain litigation matters;

(x) amend the types and amounts of affiliate transactions that require the approval of the Conflicts Committee;

(xi) take certain actions with respect to joint ventures of the General Partner and Partnership;

(xii) approve the annual business plan of the Partnership and its subsidiaries.

Under the terms of the Amended and Restated Company Agreement, if the managers of the Sole Member are unable to reach agreement to approve certain of the foregoing items, specified procedures, including potentially a separate vote requiring approval of a majority of the members of the Board of Directors, will be implemented to resolve any deadlock.

The description of the Amended and Restated Company Agreement of the General Partner does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Limited Liability Company Agreement of Martin Midstream GP LLC, dated August 30, 2013.
99.1	Press release dated September 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC,
Its General Partner

Date: September 3, 2013            By: /s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Limited Liability Company Agreement of Martin Midstream GP LLC, dated August 30, 2013.
99.1	Press release dated September 3, 2013.